Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Viatar CTC Solutions Inc. of our report dated March 21, 2014, except for Notes 10 and 11 as to which the date is October 24, 2014 relating to the financial statements of Viatar CTC Solutions Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

October 24, 2014